EXHIBIT 99.1

Norwegian Cruise Line Reports Results for First Quarter 2013

Company Reports Adjusted Net Income of $12.9 Million and Adjusted EPS of $0.06 With 7% Year-Over-Year Adjusted EBITDA Growth

MIAMI, May 6, 2013 (GLOBE NEWSWIRE) -- Norwegian Cruise Line (Norwegian Cruise Line Holdings Ltd., NCL Corporation Ltd., "Norwegian" or "the Company") (Nasdaq:NCLH), today reported results for the quarter ended March 31, 2013, and provided guidance for 2013.

Quarter Highlights

  Successful Initial Public Offering ("IPO") and Notes Offering completed in the quarter
  Adjusted Net Income improved to $12.9 million with Adjusted EPS of $0.06 from $3.3 million and $0.02 in 2012
  Net Yield increased 3.3% on both an as reported and Constant Currency basis
  Adjusted Net Cruise Cost per Capacity Day excluding Fuel ("Adjusted NCC ex Fuel") decreased 1.5% on both an as reported and Constant Currency basis

Transactions in the Quarter

On January 24, 2013, the Company closed on its successful IPO at a price of $19.00 per share. In addition, on February 6, 2013, the Company issued $300 million of 5.00% senior unsecured notes. The aggregate net proceeds of the IPO and the Notes Offering were used to prepay certain credit facilities, prepay amounts due pursuant to the Norwegian Sky Purchase Agreement, redeem the full amount of the outstanding $450 million 11.75% senior secured notes due 2016, redeem a portion of the outstanding $350 million 9.5% senior unsecured notes due 2018 and for general corporate purposes.

First Quarter 2013 Results

"We are excited to announce another quarter of strong results, especially in light of this being our first quarter as a publicly traded company," said Kevin Sheehan, Norwegian Cruise Line's President and CEO. "These strong results bring us to nineteen consecutive quarters of year over year Adjusted EBITDA growth."

For the first quarter of 2013, the Company reported Adjusted Net Income of $12.9 million and Adjusted EPS of $0.06, which exclude $110.4 million in expenses related to debt prepayments funded by the aggregate net proceeds from the IPO and the Notes Offering as well as non-cash compensation and other expenses related to the Company's IPO. On a GAAP basis, net loss and diluted EPS were $(96.4) million and $(0.49), respectively.

An increase in Net Yield, partially offset by lower Capacity Days primarily due to the planned Dry-dock of Pride of America, resulted in a 1.3% improvement in Net Revenue for the quarter to $390.7 million. Net Yield increased 3.3%, on both an as reported and Constant Currency basis, on stronger overall pricing and increased onboard spend, particularly in the bar and shore excursion areas.

Adjusted Net Cruise Cost ex Fuel decreased 1.5%, on both an as reported and Constant Currency basis, mainly due to the timing of certain expenses. The first quarter included a portion of the Pride of America Dry-dock which extended into the second quarter. Incremental Dry-docks in subsequent quarters include Norwegian Pearl and Norwegian Sky. Fuel price in the quarter increased 12.5% to $673 per metric ton from $598 in 2012.

Interest expense, net for the period was $127.7 million and included $90.5 million in charges related to the prepayment of certain credit facilities and the redemption of certain of the Company's senior notes in connection with proceeds from both the Company's IPO and Notes Offering.

"Our initiatives for driving demand, pricing discipline and continuous improvement resulted in strong earnings and record guest satisfaction scores," said Sheehan. "These efforts contributed to our successful initial public offering and notes offering which further optimized our capital structure, strengthened our balance sheet and positioned Norwegian for future growth."

2013 Guidance and Sensitivities

In addition to the results for the first quarter 2013, the Company also issued the following guidance, which reflects its expectations for 2013 along with accompanying sensitivities.

	Second Quarter 2013		Full Year 2013
	As Reported	Constant Currency	As Reported	Constant Currency
Net Yield	3.0 to 4.0%	3.0 to 4.0%	3.5 to 5.5%	3.5 to 5.5%
Adjusted Net Cruise Cost	5.0 to 6.0%	5.0 to 6.0%	4.0 to 6.0%	4.0 to 6.0%
Excluding Fuel per Capacity Day (1)(2)
Adjusted EPS	$0.24 to $0.28		$1.20 to $1.40
Depreciation and amortization	$50 to $55 million		$215 to $220 million
Adjusted Interest Expense, net	$35 to $40 million		$150 to $160 million
Effect on Adjusted EPS of a	$0.02		$0.09
1% change in Net Yield (3)

(1) Second quarter includes inaugural costs, one partial incremental Dry-dock and one full Dry-dock
(2) Full year includes inaugural costs and three incremental Dry-docks
(3) Based on midpoint of guidance

The following reflects the Company's expectations regarding fuel consumption and pricing, along with accompanying sensitivities.

	Second Quarter 2013	Full Year 2013
Fuel consumption in metric tons	114,000	460,000
Fuel price per metric ton	$685	$680
Effect on Adjusted EPS of a 10% change in fuel prices, net of hedges	$0.01	$0.03

As of April 30, 2013, the Company had hedged approximately 91%, 58% and 26% of its 2013, 2014 and 2015 projected metric tons of fuel purchases, respectively.

Future capital commitments consist of contracted commitments, including ship construction contracts and future expected capital expenditures for business enhancements. As of March 31, 2013, anticipated capital expenditures for business enhancements were $57.2 million for the remainder of 2013, and $77 million for each of the years 2014 and 2015.  As of March 31, 2013, anticipated capital expenditures for ship construction were $681.1 million for the remainder of 2013, $755.6 million for 2014 and $788.5 million for 2015, of which export credit financing is in place of $572.8 million for 2013, $657.1 million for 2014 and $621.1 million for 2015, based on the euro/U.S. dollar exchange rate as of March 31, 2013.

Newbuild and Other Highlights

On April 25, 2013, the Company took delivery of the newest ship in its fleet, the 4,000 passenger Norwegian Breakaway. After inaugural events in Europe and a transatlantic crossing, Norwegian Breakaway arrives for the first time in her homeport of New York City on May 7. Said Sheehan about the Company's newest vessel, "Norwegian Breakaway is bringing the best of New York City to sea, offering an extensive choice of dining venues, an unparalleled list of entertainment including three Broadway shows and public areas 678 Ocean Place and the Waterfront, which jointly form a dynamic complex that enhances guests' connection with the ocean."

Norwegian Breakaway's sister ship, Norwegian Getaway, continues construction for an on-time delivery in January 2014 and will also feature a three-story sports complex, Aqua Park, Nickelodeon entertainment and a trio of seafood dining options from celebrity chef and Food Network star Geoffrey Zakarian. In addition, Norwegian Getaway will feature The Illusionarium, an immersive experience featuring magic by renowned illusionists. The Company announced a partnership with The Recording Academy®, creators of The GRAMMY Awards®, which will bring the Academy's first GRAMMY Experience at sea on Norwegian Getaway. The venue, unique to Norwegian Getaway, will feature memorabilia from the GRAMMY Museum® while hosting performances that will include past GRAMMY winners and nominees, among others.

In February, the Company's Board of Directors approved the appointment of John Chidsey and Kevin Crowe effective April 1, 2013. Chidsey, who is also a member of the Company's Audit Committee, currently serves as executive chairman of Red Book Connect™. Previously Chidsey served as chairman and chief executive officer of Burger King Corporation. Chidsey currently serves on the boards of directors of Instalwares Holding Company and HealthSouth as well as the Board of Trustees of Davidson College. Crowe currently serves as a principal of Apollo Management, L.P., a private investment partnership that manages a series of institutional funds focused on complex equity investments, leveraged buyouts and corporate reorganizations. Crowe serves on the boards of directors of Quality Distribution, Nine Entertainment and Prestige Cruise Holdings. Prior to joining Apollo, Mr. Crowe was a member of the Financial Sponsors group of Deutsche Bank Securities.

Conference Call

The Company has scheduled a conference call for Tuesday, May 7, 2013 at 11:00 a.m. EDT to discuss first quarter 2013 results. A link to the live webcast can be found on the Company's Investor Relations website at www.investor.ncl.com. A replay of the conference call will also be available on the website for 30 days after the call.

About Norwegian Cruise Line

Norwegian Cruise Line is the innovator in cruise travel with a 46-year history of breaking the boundaries of traditional cruising, most notably with the introduction of Freestyle Cruising which revolutionized the industry by giving guests more freedom and flexibility. Today, Norwegian invites guests to "Cruise Like a Norwegian" on one of 12 purpose-built Freestyle Cruising ships, providing guests the opportunity to enjoy a relaxed, resort style cruise vacation on some of the newest and most contemporary ships at sea. Recently, the line was named "Europe's Leading Cruise Line" by the World Travel Awards for the fifth consecutive year.

The Company took delivery of its most innovative ship to date, the 4,000-passenger Norwegian Breakaway on April 25, 2013. Known as New York's ship, Norwegian Breakaway is the largest vessel to homeport year-round in the city, sailing to Bermuda for the summer beginning May 12, 2013.  Norwegian Breakaway's features include hull art by legendary artist Peter Max, seafood restaurant Ocean Blue by famed New York Iron Chef Geoffrey Zakarian, bakery by Buddy Valastro, star of the TLC series "Cake Boss," and fitness classes and a retrospective display from the ship's iconic godmothers, the Rockettes®.  The entertainment lineup includes three Broadway shows: Rock of Ages, Burn the Floor and Cirque Dreams™ & Dinner: Jungle Fantasy.  Sister ship Norwegian Getaway, currently under construction at Meyer Werft will be the largest ship to homeport year-round in Miami and will sail Eastern Caribbean voyages beginning in February 2014.  The Company also has one larger "Breakaway Plus" vessel on order for delivery in the fall of 2015, with the option for a second ship.

The Company's largest ship, the 4,100 passenger Norwegian Epic has been named "Best Overall Cruise Ship" by the readers of Travel Weekly two years in a row and "Best Ship for Sea Days" by Cruise Critic.

Norwegian Cruise Line is the official cruise line of Blue Man Group and Legends in Concert, the official cruise line partner of The GRAMMY Awards and is an official partner of the Rockettes and Radio City Music Hall.

High resolution, downloadable images are available at www.ncl.com/pressroom. For further information on Norwegian Cruise Line, visit www.ncl.com, follow us on Facebook, Twitter, and Instagram @Norwegiancruiseline, Pin us on Pinterest, watch us on YouTube, or contact us in the U.S. and Canada at 888-NCL-CRUISE (625-2784).

Terminology

Adjusted EBITDA. EBITDA adjusted for other income (expense) and other supplemental adjustments.

Adjusted EPS. Diluted earnings (loss) per share adjusted for supplemental adjustments.

Adjusted Free Cash Flow. Free Cash Flow adjusted for proceeds from ship construction financing facilities and other supplemental adjustments.

Adjusted Interest Expense, net. Interest expense, net excluding supplemental adjustments.

Adjusted Net Cruise Cost Excluding Fuel. Net Cruise Cost excluding fuel expense adjusted for supplemental adjustments.

Adjusted Net Income.   Net income (loss) adjusted for supplemental adjustments.

Berths. Double occupancy capacity per cabin (single occupancy per studio cabin) even though many cabins can accommodate three or more passengers.

Capacity Days. Available Berths multiplied by the number of cruise days for the period.

Constant Currency. A calculation whereby foreign currency-denominated revenues and expenses in a period are converted at the U.S. dollar exchange rate of a comparable period in order to eliminate the effects of foreign exchange fluctuations.

Dry-dock. A process whereby a ship is positioned in a large basin where all of the fresh/sea water is pumped out in order to carry out cleaning and repairs of those parts of a ship which are below the water line.

EBITDA.  Earnings before interest, taxes, depreciation and amortization.

Free Cash Flow. Net cash provided by operating activities less capital expenditures for ship construction, business enhancements and other.

GAAP. Generally accepted accounting principles in the U.S.

Gross Cruise Cost. The sum of total cruise operating expense and marketing, general and administrative expense.

Gross Yield. Total revenue per Capacity Day.

Initial Public Offering (or "IPO"). The initial public offering of 27,058,824 ordinary shares, par value $.001 per share, of NCLH, which was closed on January 24, 2013.

Net Cruise Cost. Gross Cruise Cost less commissions, transportation and other expense and onboard and other expense.

Net Cruise Cost Excluding Fuel. Net Cruise Cost less fuel expense.

Net Debt-to-Capital. Net Debt-to-Capital is defined as total debt less cash and cash equivalents ("Net Debt") divided by Net Debt plus shareholders' equity.

Net Revenue. Total revenue less commissions, transportation and other expense and onboard and other expense.

Net Yield. Net Revenue per Capacity Day.

Notes Offering. Issuance of $300.0 million in aggregate principal amount of senior unsecured notes bearing interest at 5% per annum maturing February 15, 2018.

Occupancy Percentage or Load Factor. The ratio of Passenger Cruise Days to Capacity Days. A percentage in excess of 100% indicates that three or more passengers occupied some cabins.

Passenger Cruise Days. The number of passengers carried for the period, multiplied by the number of days in their respective cruises.

Non-GAAP Financial Measures

We use certain non-GAAP financial measures, such as Net Revenue, Net Yield, Net Cruise Cost, Net Cruise Cost Excluding Fuel, Adjusted Net Cruise Cost Excluding Fuel, Adjusted EBITDA and Adjusted Net Income to enable us to analyze our performance. We utilize Net Revenue and Net Yield to manage our business on a day-to-day basis and believe that they are the most relevant measures of our revenue performance because they reflect the revenue earned by us net of significant variable costs and are commonly used in the cruise industry to measure revenue performance. In measuring our ability to control costs in a manner that positively impacts net income, we believe changes in Net Cruise Cost and Net Cruise Cost Excluding Fuel to be the most relevant indicators of our performance and are commonly used in the cruise industry as a measurement of costs.

As our business includes the sourcing of passengers and deployment of vessels outside of North America, a portion of our revenue and expenses are denominated in foreign currencies, particularly euro and British pound sterling, which are subject to fluctuations in currency exchange rates versus our reporting currency, the U.S. dollar.  In order to monitor results excluding these fluctuations, we calculate certain non-GAAP measures on a Constant Currency basis whereby current period revenue and expenses denominated in foreign currencies are converted to U.S. dollars using currency exchange rates of the comparable period.  We believe that presenting these non-GAAP measures on both a reported and Constant Currency basis is useful in providing a more comprehensive view of trends in our business.

We believe that Adjusted EBITDA is appropriate as a supplemental financial measure as it is used by management to assess operating performance, is a factor in the evaluation of the performance of management and is the primary metric used in determining the Company's performance incentive bonus paid to its employees. We believe that Adjusted EBITDA is a useful measure in determining the Company's performance as it reflects certain operating drivers of the Company's business, such as sales growth, operating costs, marketing, general and administrative expenses and other operating income and expense. You are encouraged to evaluate each adjustment and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for analysis of our results as reported under GAAP. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected non-recurring, infrequent or unusual items.

Adjusted EBITDA is not a defined term under GAAP. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or measures comparable to net income as it does not take into account certain requirements such as capital expenditures and related depreciation, principal and interest payments and tax payments and it includes other supplemental adjustments.

In addition, we utilize Adjusted Net Income as a supplemental financial measure to demonstrate GAAP net income excluding non-recurring, infrequent or unusual items. These items vary from period to period; thus, our presentation of Adjusted Net Income may not be indicative of future adjustments or results.

Our non-GAAP financial measures may not be comparable to other companies.  Please see a historical reconciliation of these measures to items in our consolidated financial statements.

Note on Forward-Looking Statements

This release may contain "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. The words "expect," "anticipate," "goal," "project," "plan," "believe," "seek," "will," "may," "forecast," "estimate," "intend," "future," and similar expressions may identify forward-looking statements, which are not historical in nature. These forward-looking statements reflect Norwegian's current expectations, and are subject to a number of risks, uncertainties, and assumptions. Among the important risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are the adverse impact of the worldwide economic downturn and related factors such as high levels of unemployment and underemployment, declines in the securities and real estate markets, and perceptions of these conditions that decrease the level of disposable income of consumers or consumer confidence; changes in cruise capacity, as well as capacity changes in the overall vacation industry; intense competition from other cruise companies as well as non-cruise vacation alternatives which may affect our ability to compete effectively; our substantial leverage, including the inability to generate the necessary amount of cash to service our existing debt, repay our credit facilities if payment is accelerated and incur substantial indebtedness in the future; changes in fuel prices or other cruise operating costs; the risks associated with operating internationally; the continued borrowing availability under our credit facilities and compliance with our financial covenants; our ability to incur significantly more debt despite our substantial existing indebtedness; the impact of volatility and disruptions in the global credit and financial markets which may adversely affect our ability to borrow and could increase our counterparty credit risks, including those under our credit facilities, derivatives, contingent obligations, insurance contracts and new ship progress payment guarantees; adverse events impacting the security of travel that may affect consumer demand for cruises such as terrorist acts, acts of conspiracy, armed conflict and other international events; the impact of any future changes relating to how travel agents sell and market our cruises; the impact of any future increases in the price of, or major changes or reduction in, commercial airline services; the impact of the spread of contagious diseases; accidents and other incidents affecting the health, safety, security and vacation satisfaction of guests or causing damage to ships, which could cause the modification of itineraries or cancellation of a cruise or series of cruises; the impact of any breaches in data security or other disturbances to our information technology and other networks; our ability to attract and retain key personnel and qualified shipboard crew, maintain good relations with employee unions, maintain or renegotiate our collective bargaining agreements on favorable terms and prevent any disruptions in work; the continued availability of attractive port destinations; the control of our Company by certain of our shareholders whose interests may not continue to be aligned with ours; the impact of problems encountered at shipyards, as well as, any potential claim, impairment loss, cancellation or breach of contract in connection with our contracts with shipyards; changes involving the tax, environmental, health, safety, security and other regulatory regimes in which we operate; our ability to obtain insurance coverage on terms that are favorable or consistent with our expectations; the lack of acceptance of new itineraries, products or services by our targeted guests; our ability to implement brand strategies and our shipbuilding programs, and to continue to expand our brands and business worldwide; the costs of new initiatives and our ability to achieve expected cost savings from our new initiatives; changes in interest rates and/or foreign currency rates; increases in our future fuel expenses related to implementing IMO regulations, which require the use of higher priced low sulfur fuels in certain cruising areas; the delivery schedules and estimated costs of new ships on terms that are favorable or consistent with our expectations; the impact of pending or threatened litigation and investigations; the impact of changes in our credit ratings; the possibility of environmental liabilities and other damage that is not covered by insurance or that exceeds our insurance coverage; our ability to attain and maintain any price increases for our products; the impact of delays, costs and other factors resulting from emergency ship repairs as well as scheduled repairs, maintenance and refurbishment of our ships; the implementation of regulations in the U.S. requiring U.S. citizens to obtain passports for travel to additional foreign destinations; the impact of weather and natural disasters; and other factors discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"). For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, please refer to the "Risk Factors" section of the registration statement on Form S-1 filed by Norwegian Cruise Line Holdings Ltd. ("NCLH") with the SEC and subsequent filings by NCLH and the Company. You should not place undue reliance on forward-looking statements as a prediction of actual results. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based. In addition, certain financial measures in this website constitute non-GAAP financial measures as defined by Regulation G. A reconciliation of these items can be found on the Company's web site at www.investor.ncl.com.

NORWEGIAN CRUISE LINE HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2013	2012

Revenue
Passenger ticket	$ 358,928	$ 351,330
Onboard and other	168,703	164,100
Total revenue	527,631	515,430
Cruise operating expense
Commissions, transportation and other	94,579	90,615
Onboard and other	42,371	39,201
Payroll and related	74,039	73,348
Fuel	72,498	65,526
Food	29,962	31,380
Other	49,240	51,957
Total cruise operating expense	362,689	352,027
Other operating expense
Marketing, general and administrative	85,206	71,162
Depreciation and amortization	48,748	45,797
Total other operating expense	133,954	116,959
Operating income	30,988	46,444
Non-operating income (expense)
Interest expense, net	(127,656)	(46,170)
Other income (expense)	(832)	3,010
Total non-operating income (expense)	(128,488)	(43,160)
Net income (loss)	(97,500)	3,284
Net loss attributable to non-controlling interest	(1,105)	--
Net income (loss) attributable to Norwegian Cruise Line Holdings Ltd.	$ (96,395)	$ 3,284

Weighted-average shares outstanding
Basic	198,350,433	178,140,455
Diluted	198,350,433	178,954,960

Earnings (loss) per share
Basic	$ (0.49)	$ 0.02
Diluted	$ (0.49)	$ 0.02

NORWEGIAN CRUISE LINE HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2013	2012

Net Income (loss)	$ (97,500)	$ 3,284
Other comprehensive income (loss):
Shipboard Retirement Plan	117	98
Cash flow hedges:
Net unrealized gain (loss) related to cash flow hedges	(19,696)	30,677
Amount realized and reclassified into earnings	(1,836)	(12,093)
Total other comprehensive income (loss)	(21,415)	18,682
Total comprehensive income (loss)	(118,915)	21,966
Comprehensive loss attributable to non-controlling interest	(1,595)	--
Total comprehensive income (loss) attributable to Norwegian Cruise Line Holdings Ltd.	$ (117,320)	$ 21,966

NORWEGIAN CRUISE LINE HOLDINGS LTD.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share data)

	March 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$ 81,201	$ 45,500
Accounts receivable, net	13,387	15,062
Inventories	42,291	39,681
Prepaid expenses and other assets	69,888	64,686
Total current assets	206,767	164,929

Property and equipment, net	4,997,543	4,960,142
Goodwill and tradenames	611,330	611,330
Other long-term assets	176,090	202,026
Total assets	$ 5,991,730	$ 5,938,427
Liabilities and shareholders' equity
Current liabilities:
Current portion of long-term debt	$ 221,747	$ 221,233
Accounts payable	67,699	79,126
Accrued expenses and other liabilities	255,734	231,040
Due to affiliate	36,882	59,897
Advance ticket sales	464,080	353,793
Total current liabilities	1,046,142	945,089
Long-term debt	2,416,580	2,764,120
Due to affiliate	91,585	147,364
Other long-term liabilities	35,835	63,070
Total liabilities	3,590,142	3,919,643
Commitments and contingencies
Shareholders' equity:
Ordinary shares, $.001 par value; 490,000,000 share authorized; 203,997,492 shares issued and outstanding at March 31, 2013, and $.0012 par value; 40,000,000 shares authorized; 21,000,000 shares issued and outstanding at December 31, 2012	204	25
Additional paid-in capital	2,806,635	2,327,097
Accumulated other comprehensive income (loss)	(38,544)	(17,619)
Retained earnings (deficit)	(395,580)	(299,185)
Total shareholders' equity controlling interest	2,372,715	2,010,318
Non-controlling interest	28,873	8,466
Total shareholders' equity	2,401,588	2,018,784
Total liabilities and shareholders' equity	$ 5,991,730	$ 5,938,427

NORWEGIAN CRUISE LINE HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2013	2012
Cash flows from operating activities
Net income (loss)	$ (97,500)	$ 3,284
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	55,480	52,470
Loss (gain) on derivatives	112	(3,766)
Deferred income taxes, net	2,043	--
Write-off of deferred financing fees	14,042	--
Share-based compensation expense	18,753	165
Premium on debt issuance	--	6,000
Changes in operating assets and liabilities:
Accounts receivable, net	1,675	172
Inventories	(2,610)	(3,440)
Prepaid expenses and other assets	488	(3,630)
Accounts payable	(11,427)	(8,052)
Accrued expenses and other liabilities	(8,307)	32,156
Advance ticket sales	109,346	83,075
Net cash provided by operating activities	82,095	158,434
Cash flows from investing activities
Additions to property and equipment and other	(85,152)	(24,333)
Net cash used in investing activities	(85,152)	(24,333)
Cash flows from financing activities
Repayments of long-term debt	(1,093,009)	(277,776)
Repayment to Affiliate	(79,651)	--
Proceeds from long-term debt	744,525	151,005
IPO proceeds, net	473,017	--
Other, primarily deferred financing fees	(6,124)	(2,283)
Net cash provided by (used in) financing activities	38,758	(129,054)
Net increase in cash and cash equivalents	35,701	5,047
Cash and cash equivalents at beginning of the period	45,500	58,926
Cash and cash equivalents at end of the period	$ 81,201	$ 63,973

NORWEGIAN CRUISE LINE HOLDINGS LTD.
NON-GAAP RECONCILING INFORMATION
(unaudited)

The following table sets forth selected statistical information:

		Three Months Ended
		March 31,
		2013	2012

Passengers carried		368,010	384,877
Passenger Cruise Days		2,528,192	2,581,687
Capacity Days		2,351,299	2,398,374
Occupancy Percentage		107.5%	107.6%

Gross Yield and Net Yield were calculated as follows (in thousands, except Capacity Days and Yield data):

	Three Months Ended
	March 31,
		2013
		Constant
	2013	Currency	2012

Passenger ticket revenue	$ 358,928	$ 358,760	$ 351,330
Onboard and other revenue	168,703	168,703	164,100
Total revenue	527,631	527,463	515,430
Less:
Commissions, transportation
and other expense	94,579	94,532	90,615
Onboard and other expense	42,371	42,371	39,201
Net Revenue	$ 390,681	$ 390,560	$ 385,614

Capacity Days	2,351,299	2,351,299	2,398,374

Gross Yield	$ 224.40	$ 224.33	$ 214.91
Net Yield	$ 166.16	$ 166.10	$ 160.78

Gross Cruise Cost, Net Cruise Cost and Net Cruise Cost Excluding Fuel were calculated as follows (in thousands, except Capacity Days and per Capacity Day data):

	Three Months Ended
	March 31,
		2013
		Constant
	2013	Currency	2012
Total cruise operating expense	$ 362,689	$ 362,738	$ 352,027
Marketing, general and administrative expense	85,206	85,168	71,162
Gross Cruise Cost	447,895	447,906	423,189
Less:
Commissions, transportation
and other expense	94,579	94,532	90,615
Onboard and other expense	42,371	42,371	39,201
Net Cruise Cost	310,945	311,003	293,373
Less: Fuel expense	72,498	72,498	65,526
Net Cruise Cost Excluding Fuel	238,447	238,505	227,847
Less: Non-cash share-based compensation related to IPO	18,527	18,527	--
Adjusted Net Cruise Cost Excluding Fuel	$ 219,920	$ 219,978	$ 227,847

Capacity Days	2,351,299	2,351,299	2,398,374

Gross Cruise Cost per Capacity Day	$ 190.49	$ 190.49	$ 176.45
Net Cruise Cost per Capacity Day	$ 132.24	$ 132.27	$ 122.32
Net Cruise Cost Excluding Fuel per Capacity Day	$ 101.41	$ 101.44	$ 95.00
Adjusted Net Cruise Cost Excluding Fuel per Capacity Day	$ 93.53	$ 93.56	$ 95.00

NORWEGIAN CRUISE LINE HOLDINGS LTD.
NON-GAAP RECONCILING INFORMATION
(unaudited)

Adjusted Net Income was calculated as follows (in thousands, except share and per share data):

	Three Months Ended
	March 31,
	2013		2012

Net income (loss) attributable to Norwegian Cruise Line Holdings Ltd.	$ (96,395)		$ 3,284
Net loss attributable to non-controlling interest	(1,105)		--
Net income (loss)	(97,500)		3,284
Non-cash share-based compensation related to IPO	18,527		--
Tax expense related to IPO and debt prepayments	1,376		--
Expenses related to debt prepayments (1)	90,505		--
Adjusted Net Income	$ 12,908		$ 3,284

Diluted weighted-average shares outstanding - Net income (loss)	198,350,433	(2)	178,954,960
Diluted weighted-average shares outstanding - Adjusted Net Income	204,144,512		178,954,960

Diluted earnings (loss) per share	$ (0.49)		$ 0.02
Adjusted EPS	$ 0.06		$ 0.02

(1) Consists of premiums, write-offs of deferred fees and other expenses related to prepayments of debt.
(2) Due to a net loss, excludes 5,794,079 shares, as including these would be antidilutive.

Adjusted EBITDA was calculated as follows (in thousands):

	Three Months Ended
	March 31,
	2013		2012

Net income (loss) attributable to Norwegian Cruise Line Holdings Ltd.	$ (96,395)		$ 3,284
Interest expense, net	127,656		46,170
Depreciation and amortization expense	48,748		45,797
EBITDA	80,009		95,251
Non-controlling interest	(1,105)		--
Other (income) expense	832		(3,010)
Non-cash compensation and other	1,497		1,300
Non-cash share-based compensation related to IPO	18,527		--
Adjusted EBITDA	$ 99,760		$ 93,541

NORWEGIAN CRUISE LINE HOLDINGS LTD.
NON-GAAP RECONCILING INFORMATION
(unaudited)

Net Debt-to-Capital was calculated as follows (in thousands):

	March 31,	December 31,
	2013	2012

Long-term debt, net of current portion	$ 2,416,580	$ 2,764,120
Current portion of long-term	221,747	221,233
Total debt	2,638,327	2,985,353
Less: Cash and cash equivalents	81,201	45,500
Net Debt	$ 2,557,126	$ 2,939,853

Total shareholders' equity	$ 2,401,588	$ 2,018,784
Total debt	2,638,327	2,985,353
Total debt and shareholder's equity	$ 5,039,915	$ 5,004,137
Debt-to-Capital	52.3%	59.7%
Net Debt	2,557,126	2,939,853
Net Debt and shareholders' equity	$ 4,958,714	$ 4,958,637
Net Debt-to-Capital	51.6%	59.3%

Adjusted Free Cash Flow was calculated as follows (in thousands):

	Three Months Ended
	March 31,
	2013	2012

Net cash provided by operating activities	$ 82,095	$ 158,434
Less: Capital expenditures for ship construction	(68,249)	(10,141)
Less: Capital expenditures for business enhancements and other	(16,903)	(14,192)
Free Cash Flow	(3,057)	134,101
Proceeds from ship construction financing facilities	40,172	--
Fees related to debt prepayment	76,463	--
Adjusted Free Cash Flow	$ 113,578	$ 134,101
CONTACT: Investor Relations Contact
         Andrea DeMarco
         (305) 468-2463
         InvestorRelations@ncl.com

         Media Contact
         AnneMarie Mathews
         (305) 436-4799
         PublicRelations@ncl.com